Natus Medical Announces Second Quarter 2021 Financial Results

	Q2-2021	Key Results
Revenue (millions)	$116.0	➢ Revenue increased 37% compared to Q2 2020 ➢ Generated $19.4 million in operating cash flow ➢ GAAP and Non-GAAP EPS increased by $0.36 and $0.42, respectively compared to Q2 2020
GAAP EPS	$0.10
Non-GAAP EPS	$0.29

PLEASANTON, Calif. (August 5, 2021) - Natus Medical Incorporated (NASDAQ:NTUS) (the “Company” or “Natus”), a leading provider of medical device solutions focused on the diagnosis and treatment of central nervous and sensory system disorders for patients of all ages, today announced financial results for the three and six months ended June 30, 2021.

For the second quarter ended June 30, 2021, the Company reported revenue of $116.0 million, an increase of 36.8% compared to $84.8 million reported for the second quarter 2020. GAAP gross margin was 57.3% during the second quarter of 2021 compared to 47.8% in the second quarter 2020. GAAP net income was $3.5 million, or $0.10 earnings per diluted share, compared with GAAP net loss of $8.9 million, or $0.26 loss per share in the second quarter 2020.

Non-GAAP gross margin was 60.1% in the second quarter 2021 compared to 51.5% reported for the second quarter of 2020. Non-GAAP earnings per diluted share was $0.29 for the second quarter 2021, compared to loss per share of $0.13 in the second quarter 2020. Non-GAAP net income was $9.9 million in the second quarter 2021 compared to net loss of $4.4 million in the second quarter 2020.

For the six months ended June 30, 2021, the Company reported revenue of $230.9 million, an increase of 18.9% compared to $194.2 million reported for the same period in 2020. GAAP gross margin was 57.6% vs. 53.2% reported for the same period in 2020. GAAP net income was $5.9 million, or $0.17 per diluted share, compared with GAAP net loss of $12.5 million, or $0.37 loss per share in the same period in 2020.

Non-GAAP earnings per diluted share was $0.45 for the first six months in 2021, compared to loss per share of $0.09 in the same period in 2020. The Company reported non-GAAP net income of $15.3 million for the six months ended June 30, 2021, compared to the prior year's non-GAAP net loss of $3.1 million. Non-GAAP gross margin was 59.9% in 2021 vs. 55.8% reported for the same period in 2020.

“We are pleased with the recovery in our overall revenues and earnings compared to the second quarter last year, which was the most challenging quarter for Natus in 2020. Total revenues increased by 37%, led by Neuro, which increased by 62% and Hearing & Balance, which increased by 34% compared to second quarter last year,” said Jonathan Kennedy, President and Chief Executive Officer of Natus.

“We remain focused on our strategy of investing to refresh our market leading products and launch new innovations, which we believe will drive our growth and future financial performance. We experienced another quarter of very healthy cash flow from operations and we ended the quarter with no debt,” Mr. Kennedy concluded.

Financial Guidance

For the third quarter 2021, the Company's revenue is expected to be between $113.0 million and $117.0 million and non-GAAP earnings per share is expected to be between $0.26 and $0.32.

For the full year 2021, the Company's updated revenue is expected to be between $468.0 million and $475.0 million and non-GAAP earnings per share is expected to be between $1.13 and $1.25.

The Company began to experience supply chain delays and constraints in the second quarter of 2021. The guidance above reflects similar impacts for the third quarter, but does not factor in possible further delays or constraints.

The Company's non-GAAP earnings per share guidance excludes charges for amortization expense associated with intangible assets from prior acquisitions, certain other expenses, and related tax effect, which the Company expects to be approximately $5.4 million and $19.7 million for the third quarter 2021 and full year, respectively, which the Company expects will reduce GAAP earnings per share by approximately $0.16 and $0.58 for the respective periods.
Use of Non-GAAP Financial Measures

The Company presents in this release its non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin and non-GAAP operating margin results which exclude amortization expense associated with certain acquisition-related intangibles, restructuring charges, certain discrete items, direct costs of acquisitions, and the related tax effects. A reconciliation between non-GAAP and GAAP financial measures is included in this press release.

The Company believes that the presentation of results excluding these charges or gains provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and better reflects the ongoing economics of the Company's operations. The Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods.

Specifically, the Company excludes the following charges, gains, and their related tax effects in the calculation of non-GAAP net income, non-GAAP earnings per diluted share and non-GAAP operating profit: 1) Non-cash amortization expense associated with certain acquisition-related intangibles. The charges reflect an estimate of the cost of acquired intangible assets over their estimated useful lives. 2) Restructuring and other non-recurring charges. The Company has over time completed multiple acquisitions of other companies and businesses. Following an acquisition, the Company will, as it determines appropriate, initiate restructuring events to eliminate redundant costs. Restructuring expenses, which are excluded in the non-GAAP items, are exclusively related to permanent reductions in our workforce and redundant facility closures. 3) Certain discrete items. These items represent significant infrequent charges or gains that management believes should be viewed outside of normal operating results, and each significant discrete transaction is evaluated to determine whether it should be excluded from non-GAAP reporting. These items are specifically identified when they occur. 4) Direct costs of acquisitions. These are direct acquisition-related costs that occur when the Company makes an acquisition, such as professional fees, due diligence costs, and earn-out adjustments.

The Company applies GAAP methodologies in computing its non-GAAP tax provision by determining the annual expected effective tax rate after taking into account items excluded for non-GAAP financial reporting purposes.  The Company’s non-GAAP tax expense and its non-GAAP effective tax rate are generally higher than its GAAP tax expense and GAAP effective tax rate because the income subject to taxes would be higher due to the effect of the expenses excluded from non-GAAP financial reporting. The nature of each quarterly discrete transaction will be evaluated to determine whether it should be excluded from non-GAAP reporting.

The Company's management uses these non-GAAP financial measures in assessing the Company's performance and when planning, forecasting, and analyzing future periods and the Company believes that investors also benefit from being able to refer to these non-GAAP financial measures along with the GAAP operating results. These non-GAAP financial measures also facilitate management's internal comparisons to the Company's historical performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

Conference Call

Natus has scheduled a conference call to discuss this announcement beginning at 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time) tomorrow, August 6, 2021. Individuals interested in listening to the conference call may do so by dialing 1-844-634-1441 for domestic callers, or 1-508-637-5658 for international callers, and entering reservation code 1379298. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 1-855-859-2056 for domestic callers, or 1-404-537-3406 for international callers, and entering reservation code 1379298. The conference call also will be available real-time via the Internet at http://investor.natus.com, and a recording of the call will be available on the Company’s website for 90 days following the completion of the call.

About Natus Medical Incorporated

Natus is a leading provider of medical device solutions focused on the diagnosis and treatment of central nervous and sensory system disorders for patients of all ages.

Additional information about Natus Medical can be found at www.natus.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will”, “outlook” and similar expressions. Forward-looking statements are based on management's current plans, estimates, assumptions and projections, and speak only as of the date they are made. These statements relate to current estimates and assumptions of our management as of the date of this press release and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. The Company's future results could differ materially due to a number of factors, including the business, social and economic impact of the COVID-19 pandemic on the Company's business and results of operations, the ability of the Company to realize the anticipated benefits from its new structure or from its consolidation strategy, effects of competition, the Company's ability to successfully integrate and achieve its profitability goals from recent acquisitions, the demand for Natus products and services, the impact of adverse global economic conditions and changing governmental regulations, including foreign exchange rate changes, on the Company's target markets, the Company's ability to expand its sales in international markets, the Company's ability to maintain current sales levels in a mature domestic market, the Company's ability to control costs, risks associated with bringing new products to market, and the Company's ability to fulfill product orders on a timely basis, as well as those factors identified under the heading Item 1A “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Natus disclaims any obligation to update information contained in any forward looking statement, except as required by law.

Natus Medical Incorporated
Drew Davies
Executive Vice President and Chief Financial Officer
(925) 223-6700
InvestorRelations@Natus.com

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Revenue	$115,978	$84,780	$230,904	$194,163
Cost of revenue	47,843	42,573	94,531	87,506
Intangibles amortization	1,734	1,654	3,485	3,322
Gross profit	66,401	40,553	132,888	103,335
Gross profit margin	57.3%	47.8%	57.6%	53.2%
Operating expenses:
Marketing and selling	29,488	22,802	58,459	53,532
Research and development	14,249	14,336	28,289	31,905
General and administrative	12,610	11,187	27,462	24,368
Intangibles amortization	3,919	3,644	7,816	7,305
Restructuring	121	621	327	1,492
Total operating expenses	60,387	52,590	122,353	118,602
Income (loss) from operations	6,014	(12,037)	10,535	(15,267)
Interest expense	(556)	(976)	(1,322)	(1,693)
Other income (expense), net	(95)	219	(985)	(558)
Income (loss) before provision for (benefit from) income tax	5,363	(12,794)	8,228	(17,518)
Provision for (benefit from) income tax	1,899	(3,891)	2,368	(5,018)
Net income (loss)	$3,464	$(8,903)	$5,860	$(12,500)
Net income (loss) per share:
Basic	$0.10	$(0.26)	$0.17	$(0.37)
Diluted	$0.10	$(0.26)	$0.17	$(0.37)
Weighted-average shares:
Basic	33,637	33,827	33,628	33,624
Diluted	33,871	33,827	33,845	33,624

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	June 30,	December 31,
	2021	2020
ASSETS

Current assets:
Cash and investments	$62,494	$82,082
Accounts receivable	92,793	93,133
Inventories	68,350	75,650
Other current assets	22,062	20,837
Total current assets	245,699	271,702

Property and equipment	23,552	24,516
Operating lease right-of-use assets	10,946	11,669
Goodwill and intangible assets	230,536	244,040
Deferred income tax	26,349	27,563
Other assets	19,136	20,904
Total assets	$556,218	$600,394

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$26,892	$23,429
Current portion of long-term debt	—	50,000
Accrued liabilities	45,253	44,236
Deferred revenue	24,465	21,308
Current portion of operating lease liabilities	5,853	6,779
Total current liabilities	102,463	145,752

Long-term debt	—	5,840
Deferred income tax	10,038	10,298
Long-term operating lease liabilities	8,061	8,959
Other long-term liabilities	17,829	18,451
Total liabilities	138,391	189,300
Total stockholders’ equity	417,827	411,094
Total liabilities and stockholders’ equity	$556,218	$600,394

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Operating activities:
Net income (loss)	$3,464	$(8,903)	$5,860	$(12,500)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for losses on accounts receivable	186	426	287	948
Depreciation and amortization	7,193	6,683	14,450	13,677
Loss on equity method investment	129	—	265	—
(Gain) loss on disposal of property and equipment	1	(20)	9	22
Warranty reserve	673	576	1,014	1,280
Share-based compensation	2,508	2,373	5,622	4,664
(Gain) loss on commencement of sales-type leases	(3)	800	3	1,095
Changes in operating assets and liabilities:
Accounts receivable	(2,759)	11,636	2,203	27,248
Inventories	2,895	(7,751)	7,034	(11,194)
Prepaid expenses and other assets	3,232	(3,007)	(796)	(4,066)
Accounts payable	2,311	(1,714)	3,614	4,324
Accrued liabilities	(1,191)	(7,014)	(19)	(16,343)
Deferred revenue	712	(1,888)	3,444	302
Deferred income tax	42	52	1,106	155
Net cash provided by (used in) operating activities	19,393	(7,751)	44,096	9,612
Investing activities:
Purchase of property and equipment	(1,236)	(3,352)	(1,967)	(6,927)
Purchase of equity method investments	(1,000)	—	(1,000)	—
Net cash used in investing activities	(2,236)	(3,352)	(2,967)	(6,927)
Financing activities:
Proceeds from stock option exercises and ESPP	612	658	612	658
Repurchase of common stock	—	—	—	(10,495)
Taxes paid related to settlement of equity awards	(94)	(43)	(1,244)	(1,926)
Principal payments of financing lease liability	(91)	(109)	(216)	(242)
Proceeds from long-term borrowings	—	—	—	60,000
Payments on borrowings	(37,000)	(13,000)	(57,000)	(28,000)
Net cash used in financing activities	(36,573)	(12,494)	(57,848)	19,995
Exchange rate changes effect on cash and cash equivalents	1,361	1,459	(2,869)	(1,099)
Net increase (decrease) in cash and cash equivalents	(18,055)	(22,138)	(19,588)	21,581
Cash and cash equivalents, beginning of period	80,549	107,016	82,082	63,297
Cash and cash equivalents, end of period	$62,494	$84,878	$62,494	$84,878

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
GAAP based results:
Income (loss) before provision for income tax	$5,363	$(12,794)	$8,228	$(17,518)

Non-GAAP adjustments:
Intangibles amortization (COGS)	1,734	1,654	3,485	3,322
Restructuring and other non-recurring costs (COGS)	1,621	1,486	2,232	1,776
COVID-19 relief (COGS)	—	—	(402)	—
Intangibles amortization (OPEX)	3,919	3,644	7,816	7,305
Direct costs of acquisitions (OPEX)	—	—	20	—
Restructuring and other non-recurring costs (OPEX)	229	590	808	1,407
COVID-19 relief (OPEX)	55	—	(2,458)	—
Non-GAAP income (loss) before provision for (benefit from) income tax	12,921	(5,420)	19,729	(3,708)

Income tax expense (benefit), as adjusted	$3,070	$(1,009)	$4,466	$(600)

Non-GAAP net income	$9,851	$(4,411)	$15,263	$(3,108)
Non-GAAP earnings per share:
Basic	$0.29	$(0.13)	$0.45	$(0.09)
Diluted	$0.29	$(0.13)	$0.45	$(0.09)

Weighted-average shares used to compute
Basic non-GAAP earnings per share	33,637	33,827	33,628	33,624
Diluted non-GAAP earnings per share	33,871	33,827	33,845	33,624

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
GAAP Gross Profit	$66,401	$40,553	$132,888	$103,335
Amortization of intangibles	1,734	1,654	3,485	3,322
COVID-19 relief	—	—	(402)	—
Restructuring and other non-recurring costs	1,621	1,486	2,232	1,776
Non-GAAP Gross Profit	$69,756	$43,693	$138,203	$108,433
Non-GAAP Gross Margin	60.1%	51.5%	59.9%	55.8%

GAAP Operating Income (Loss)	$6,014	$(12,037)	$10,535	$(15,267)
Amortization of intangibles	5,653	5,298	11,301	10,627
COVID-19 relief	55	—	(2,860)	—
Restructuring and other non-recurring costs	1,850	2,076	3,040	3,286
Direct cost of acquisitions	—	—	20	—
Non-GAAP Operating Income	$13,572	$(4,663)	$22,036	$(1,354)
Non-GAAP Operating Margin	11.7%	(5.5)%	9.5%	(0.7)%

GAAP Income Tax Expense (Benefit)	$1,899	$(3,891)	$2,368	$(5,018)
Effect of accumulated change of pretax income	1,954	2,524	2,959	4,091
Effect of change in annual expected tax rate	(244)	358	(322)	327
Difference in GAAP vs Non-GAAP discrete	(539)	—	(539)	—
Non-GAAP Income Tax Expense (Benefit)	$3,070	$(1,009)	$4,466	$(600)

	Three Months Ended	Twelve Months Ended
	September 30, 2021	December 31, 2021
GAAP EPS Guidance	$0.10 - $0.16	$0.55 - $0.67
Amortization of intangibles	0.16	0.64
Restructuring and other non-recurring costs	0.05	0.08
Tax effect	(0.05)	(0.14)
Non-GAAP EPS Guidance	$0.26 - $0.32	$1.13 - $1.25

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
GROSS MARGIN BY END MARKETS (unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Neuro:
Revenue	$70,454	$43,548	$139,696	$108,899
Cost of revenue	27,561	19,694	55,084	44,903
Intangibles amortization	749	826	1,525	1,705
Gross profit	$42,144	$23,028	$83,087	$62,291
Gross profit margin	59.8%	52.9%	59.5%	57.2%

Newborn Care:
Revenue	$26,347	$26,917	$52,111	$51,149
Cost of revenue	10,988	13,401	21,896	23,284
Intangibles amortization	68	64	135	127
Gross profit	$15,291	$13,452	$30,080	$27,738
Gross profit margin	58.0%	50.0%	57.7%	54.2%

Hearing & Balance:
Revenue	$19,177	$14,315	$39,097	$34,115
Cost of revenue	9,294	9,478	17,551	19,319
Intangibles amortization	917	764	1,825	1,490
Gross profit	$8,966	$4,073	$19,721	$13,306
Gross profit margin	46.8%	28.5%	50.4%	39.0%

Consolidated:
Revenue	$115,978	$84,780	$230,904	$194,163
Cost of revenue	47,843	42,573	94,531	87,506
Intangibles amortization	1,734	1,654	3,485	3,322
Gross profit	$66,401	$40,553	$132,888	$103,335
Gross profit margin	57.3%	47.8%	57.6%	53.2%

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP GROSS MARGIN BY END MARKETS (unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Neuro:
GAAP Gross Profit	$42,144	$23,028	$83,087	$62,291
Amortization of intangibles	749	826	1,525	1,705
COVID-19 relief	—	—	(121)	—
Restructuring and other non-recurring costs	1,341	414	1,637	704
Non-GAAP Gross Profit	$44,234	$24,268	$86,128	$64,700
Non-GAAP Gross Margin	62.8%	55.7%	61.7%	59.4%

Newborn Care:
GAAP Gross Profit	$15,291	$13,452	$30,080	$27,738
Amortization of intangibles	68	64	135	127
Restructuring and other non-recurring costs	160	—	363	—
Non-GAAP Gross Profit	$15,519	$13,516	$30,578	$27,865
Non-GAAP Gross Margin	58.9%	50.2%	58.7%	54.5%

Hearing & Balance:
GAAP Gross Profit	$8,966	$4,073	$19,721	$13,306
Amortization of intangibles	917	764	1,825	1,490
COVID-19 relief	—	—	(281)	—
Restructuring and other non-recurring costs	120	1,072	232	1,072
Non-GAAP Gross Profit	$10,003	$5,909	$21,497	$15,868
Non-GAAP Gross Margin	52.2%	41.3%	55.0%	46.5%

Consolidated:
GAAP Gross Profit	$66,401	$40,553	$132,888	$103,335
Amortization of intangibles	1,734	1,654	3,485	3,322
COVID-19 relief	—	—	(402)	—
Restructuring and other non-recurring costs	1,621	1,486	2,232	1,776
Non-GAAP Gross Profit	$69,756	$43,693	$138,203	$108,433
Non-GAAP Gross Margin	60.1%	51.5%	59.9%	55.8%

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
GEOGRAPHIC REVENUE (unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Consolidated Revenue:
United States	$70,737	$51,175	$138,508	$119,513
International	45,241	33,605	92,396	74,650
Totals	$115,978	$84,780	$230,904	$194,163

United States	61%	60%	60%	62%
International	39%	40%	40%	38%
Totals	100%	100%	100%	100%